EXCLUSIVE DISTRIBUTION AGREEMENT

THIS EXCLUSIVE DISTRIBUTION AGREEMENT (the “Agreement”), entered into as of December 10, 2007 (the “Effective Date”), is made by and between INSPIRE MD LTD. of 3 Menorat Hamaor St. Tel Aviv 67448, Israel, a Corporation organized and existing under the laws of Israel and any of its affiliated companies (under formation) (individually and collectively referred to as the “Supplier”), and Hand-Prod Sp. Z o.o. of ul. St. Leszczynskiego 40a, Warsaw 02-496, Poland (the “Distributor”) (each of the Company and the Distributor, a “Party” and together, the “Parties”).

WHEREAS, Supplier develops, manufactures and supplies the Product(s) set forth on Exhibit A hereto, that may be improved or updated by Supplier from time to time (the “Product(s)”;

WHEREAS, Distributor distributes and sells a wide variety of Product(s) for use in the territory;

WHEREAS, Supplier wishes to sell the Product(s) to Distributor, and Distributor wishes to purchase the Product(s) from Supplier, subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.           Representations, Undertakings, Appointment and Responsibilities of Distributor

1.1           Representations and Warranties: Distributor hereby represents and warrants to the Supplier that it possesses and will maintain throughout the term of this Agreement, the means, experience, know-how, skill, facilities and personnel to properly fulfill its obligations under this Agreement in a timely manner and to the Supplier’s satisfaction. Further, the Distributor represents and warrants that it is duly licensed to execute its obligations under this Agreement.

1.2           Undertakings: Distributor hereby undertakes that he will, at its own expense, be responsible for obtaining any and all permits, approvals, product registration with the Ministry of Health, licenses authorizations and clearances from local, state, municipal, governmental, quasi-governmental and other authorities, required, necessary or desirable for the sale and distribution of the Product(s) in the Territory and for the performance of the Distributor’s obligations hereunder. Pursuant to this engagement, Distributor agrees to purchase the Product(s) from Supplier, and Supplier agrees to sell the Product(s) to Distributor when such Product(s) are ordered hereunder in accordance with the terms hereof.

1.3           Appointment. As of the Effective Date, Supplier hereby engages Distributor as its Exclusive distributor for the distribution and sale of the Product(s) solely in the geographical areas set forth on Exhibit B hereto (the “Territory”), subject to the terms and conditions of this Distribution Agreement. Distributor hereby accepts such engagement, subject to the terms and conditions of this Distribution Agreement. Distributor acknowledges that it may not make any commitment or binding obligation on behalf of Supplier.

1.4           Sales Minimums. Distributor hereby commits to Supplier to achieve, at a minimum, the sales targets set forth on Exhibit C hereto during the Term (“Sales Minimum”), and the Total Value of orders for each year listed therein (the “Order Value”). If Distributor fails to achieve the Sales Minimum and/or the Order Value in any given period specified in Exhibit C hereto, Supplier may, at its own discretion either: (i) terminate this Agreement in accordance with Section 9.1 below, or (ii) revoke the exclusive appointment granted to the Distributor under Section 1.3 and appoint Distributor as a non-exclusive Distributor in the Territory. Supplier shall notify Distributor if’ such appointment is made. Said appointment shall not derogate from the terms of this Agreement and all other terms of this Agreement shall remain in effect Mutatis Mutandis.

1.5           Responsibilities. Distributor shall bear its own expense for the execution of the following:

(a)           Product(s) Promotion. Distributor shall use its best efforts to introduce to the market, promote, obtain orders for the Product(s) in the Territory. For the execution of said promotion, Distributor shall employ highly qualified sales and technical personnel familiar with the Product(s). Distributor agrees that it shall execute its obligation under this section in a manner that reflects positively on the Supplier and the Product(s) and shall not perform any act or omission which may harm the goodwill of, or be injurious to, the Product(s) or Supplier. Further, all marketing material, Product(s) information, brochures and the like, containing information relating to the Product(s) requires the approval of the Supplier prior to its distribution to end users or prospects Distributor engages.

(b)           Marketing Plan. Distributor agrees to submit to Supplier within thirty (30) days hereof a marketing plan detailing the promotional and marketing activities for sales of the Product(s) in the Territory. Said marketing plan is subject to Supplier’s approval prior to its implementation and shall include attendance in local shows, distribution of marketing material translated into the language used in the Territory. Distributor shall keep Supplier continuously informed of the status of its marketing efforts under the marketing plan and shall furnish all information relating to the sales of the Product(s) in the Territory as may be reasonably requested by Supplier from time to time.

(c)           Sales Personnel. Distributor shall train an appropriate number of its qualified employees in the sale of the Product(s) (“Sales Personnel”). Number of Sales Personnel shall be sufficient for the purpose of promoting, marketing, selling and distributing the Product(s) in the Territory in accordance with Section 1.3 above. Without derogating from the above, Distributor may use subcontractors for the distribution of the Products. Distributor shall be held accountable for all distribution activities preformed by subcontractors in distributing the Products under this Agreement.

(d)           Compliance and Reporting.

(1)           Distributor shall comply with any and all safety regulations and standards and such other regulations or requirements as are or may be promulgated by authorized governmental authorities and required in order to carry out the terms of this Distribution Agreement.

(2)           Distributor shall provide Supplier with all information pertaining to adverse events or safety issues related to the Product(s) within one working day. Further, Distributor shall promptly provide Supplier with all information alleging Product(s) deficiencies related to the identity, quality, durability, reliability, effectiveness, or performance of the Product(s).

(e)           Customers. In the event that Supplier needs customer information in order to comply with the law and regulations, Distributor will make available to Supplier such information.”

(f)           Records. Distributor shall maintain complete and accurate records of all Product(s) sold by Distributor in sufficient detail to enable Supplier to comply with its obligations under this Agreement.

(g)           Storage. Distributor shall store the Products in a storage facility and under conditions suitable to fit the Product’s nature as a delicate sterilized medical device to be used in humans,

(h)           Minimum Inventory. Distributor shall at all times after the Effective Date of this Agreement maintain at all time, a minimum inventory of Products equivalent to one quarter of sales of the current year, to ensure the timely supply of Products to the customers.

2.           Term of Agreement

This Agreement shall commence and be effective as of the Effective Date and shall continue for a term of 5 years (the “Term”) commencing with the Effective Date of this Agreement, unless terminated pursuant to Section 9 below. The Term shall be automatically extended to an additional term (“Renewal”) unless a written notice of termination has been provided by one party to the other ninety (90) days prior to the date on which this Agreement otherwise would have expired. The terms of this Agreement shall apply to any Renewal, except if otherwise agreed on in writing by the parties.

3.           Purchases, Prices, Payment and Forecasts

3.1           Standard Terms. Distributor shall purchase Product(s) from Supplier pursuant to Supplier’s standard purchase order. After receipt of Distributor’s purchase order, Supplier shall confirm, in writing, the details of the purchase order. Supplier shall be obligated to sell to Distributor Products after the confirmation of the purchase order has been made by Supplier. Supplier may, at its sole discretion, make changes to its Product(s) list at any time, provided that outstanding purchase orders will not be affected by such change. All sales from the Supplier to the Distributor are final.

3.2           Prices.

(a)           Transfer prices of the Product(s) from Supplier to Distributor are specified in Exhibit C to this Agreement (the “Prices”), FOB Israel or Germany at the Supplier’s sole decision.

Distributor shall complete the appropriate import/export forms as required by applicable laws and shall pay all other fees associated with the sale and delivery of all Product(s) hereunder, Including but not limited to customs clearance or customs tax as may apply.

(b)           Supplier shall have the right to change the Prices with a sixty (60) days prior written notice (the “Price Notice”) to Distributor. Orders placed by Distributor prior to the last day of the Price Notice period shall not be effected by said price change, and any written quote provided by the Distributor to prospect end-users prior to the Price Notice shall be subject to the previous pricing, provided that a copy of such quote has been provided by Distributor to the Supplier prior to the Price Notice.

3.3           Product(s) Changes. Supplier reserves the right, at any time, to make changes to any Product(s) whenever such changes are (a) required for safety, (b) required in order to facilitate performance in accordance with specifications, or (c) such that they represent non-substantial substitutions and modifications not adversely affecting performance in accordance with applicable Product(s) performance specifications. Supplier will inform Distributor within a reasonable time of any changes under this Section 3.3.

3.4           Purchase Orders. All orders for Product(s) shall be placed by and subject to Distributor’s purchase orders in the form attached to as Exhibit E to this Agreement, each of which shall be subject to review and acceptance in writing by Supplier at its principal place of business. Distributor’s purchase orders shall include the following information:

(a)           Identify each unit of Product(s) ordered;

(b)           Indicate quantity, price (determined in accordance with the provisions of this Agreement) and shipping instructions; and

(c)           Specify Distributor’s requested delivery dates.

Supplier is not bound by any term, condition or other provision in any purchase order that conflicts with the terms of this Agreement, unless such purchase order was confirmed in writing by Supplier.

3.5           After Purchase order is received and confirmed by Supplier, sales transaction shall be deemed complete and final.

3.6           Payment.

(a)           Payments for Product(s) shall be made in accordance with the payments schedule set forth in Exhibit D, by Distributor to Supplier pursuant to all additional terms listed therein.

(b)           Payment shall be made by means of issuing an irrevocable Letter of Credit in the name of the Supplier, issued by a bank certified by the Supplier’s bank.

(c)           Such letter should be issued upon approval of the Distributor’s order by the Supplier, and is a prerequisite for continuation of the processing of the Purchase Order by Supplier.

(d)           Risk of Loss: Title to the Product(s) purchased hereunder shall pass to Distributor and all risk of loss or damage to such Product(s) shall be borne by Distributor from the time such Product(s) arrive on board consistent with FOB choice (Germany or Israel)

(e)           Distributor’s obligation to pay for all Product(s) ordered and all charges which it has incurred in connection with the execution of this Agreement shall survive termination or expiration of this Agreement.

3.7           Forecasts. Not later than the first day of each quarter during the Term of this Agreement, Distributor will provide an estimate of its demand for Product(s) for the following quarter. Such rolling forecasts shall not be binding on either party, but shall be prepared with reasonable care, based upon Distributor’s experience with the Product(s) and information concerning existing and prospective customers.

4.           Responsibilities of Supplier

4.1           Marketing and Sales Support.

(a)           Training and Support - Distributor shall train and support its personnel or subcontractors for the satisfactory completion of its obligations under this Agreement. Supplier will assist in training by furnishing Distributor with English training literature. Supplier may, at his sole discretion, provide Distributor with his own personnel for training.

(b)           Marketing Material. Supplier shall provide Distributor with English language marketing literature.

(c)           Marketing Activities. Supplier may at his own discretion choose to assist Distributor in marketing activities, by participating in conferences, meeting with customers, bringing opinion leaders and any other activities Supplier may choose to be involved in provided that said activities shall be coordinated with Distributor.

(d)           Supplier may list Distributor at the Supplier’s Website as a Distributor in the Territory.

4.2           Product(s) Specifications and Standards.

(a)           Recalls and Retrofits. Supplier agrees that if any Product(s) is found by a government agency, sovereign, legislative or executive branch of government, or a court of competent jurisdiction to be in violation of any applicable law or regulation, Supplier shall be solely responsible for the necessary repair, replacement, or other remedy of such violation.

(b)           Compliance with Applicable Laws. Supplier certifies that all of the Product(s) to be furnished under this Agreement will be manufactured or supplied by Supplier in accordance with all applicable government provisions and stipulations in the CE mark. Distributor will be responsible for making adjustments, if needed, to meet local regulation.

5.           Warranty and Maintenance

5.1           Warranty, Maintenance Obligations of Supplier to Distributor.

(a)           All Warranty claims against Supplier shall be made by Distributor, regardless of whether Distributor has transferred title or possession of the Product(s) to other parties.

(b)           The Warranty is contingent upon the proper use of the Product(s), and does not cover Product(s) that have been modified without Supplier’s approval, or that have been subject to unusual physical or electrical stress, misuse, unauthorized use, negligence or accident, or that have passed their expiration date.

(c)           Supplier makes no warranty in respect of accessories and other parts made by other suppliers that have been attached or connected to the Product(s).

(d)           THE FOREGOING WARRANTIES SET FORTH IN SECTION 5.1 ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EITHER WRITTEN, ORAL OR IMPLIED, WHICH ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY SUPPLIER, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING BY COURSE OF DEALING OR USAGE OF TRADE). THE SOLE AND EXCLUSIVE REMEDIES OF DISTRIBUTOR FOR BREACH OF PRODUCT(S) WARRANTY SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS AGREEMENT.

(e)           NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, SUPPLIER SHALL NOT BE LIABLE TO ANY PERSON FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER ARISING, INCLUDING, BUT NOT LIMITED TO, DAMAGES TO OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFIT, LOSS OF USE OF DATA, LOSS OF REVENUES OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT OR ANY ORDER HEREUNDER, OR FROM ANY CAUSE WHATSOEVER ARISING FROM OR IN ANY WAY CONNECTED WITH THE MANUFACTURE, SALE, HANDLING, REPAIR, MAINTENANCE OR USE OF THE PRODUCT(S), WHETHER OR NOT SUPPLIER SHALL HAVE BEEN MADE AWARE OF THE POSSIBILITY OF SUCH LOSS. ANY OTHER PRODUCT(S) REPRESENTATIONS OR WARRANTY MADE BY ANY OTHER PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF DISTRIBUTOR THAT ARE INCONSISTENT HEREWITH, SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON SUPPLIER. IN NO EVENT SHALL SUPPLIER’S LIABILITY FOR PARTICULAR UNITS OF THE PRODUCT(S) HEREUNDER EXCEED THE PURCHASE PRICE OF SUCH UNITS.

(f)           This Section 5.1 shall survive expiration or termination of this Agreement.

5.2           Warranty and Maintenance Obligations of Distributor to Customers.

(a)           Distributor shall make no warranties or guarantees with respect to Product(s) or the use thereof except as provided herein or otherwise authorized in writing by Supplier.

(b)           Distributor shall educate and inform End Users of the proper and safe use of the Product(s). In the event that Distributor learns or becomes aware of any information indicating that any of the Product(s) have failed to perform satisfactorily, or receives any complaints or information from anyone concerning the safety and/or merchantability of any of Product(s), Distributor shall notify Supplier immediately. Distributor shall maintain a file of customer suggestions, comments, incident reports and Distributor responses and shall forward all such information to the Supplier in writing on the last day of each quarter this Agreement is in effect and for a period of 6 months from the termination of this Agreement if such information becomes available after termination.

6.           Intellectual Property and Ownership

6.1           Distributor acknowledges and agrees that:

(a)           All intellectual property rights pertaining to the Product(s), including but not limited to patents, know-how, copyright, trademarks, whether protectable or not, registered and unregistered, owned and/or otherwise used by Supplier . and all goodwill related thereto (collectively, the “IP Rights”) are and shall remain at all time, as between Supplier and Distributor, the exclusive property of Supplier and may not be exploited, reproduced or used by Distributor except as expressly permitted under this Agreement.

(b)           Distributor shall not have or acquire any right, title or interest in or otherwise become entitled to any IP Rights by taking delivery of, making payment for, distributing and/or selling or otherwise using or transferring the Product(s).

(c)           Distributor shall take all reasonable measures to ensure that all IP Rights of Supplier shall remain with Supplier, including promptly notifying Supplier of any possible infringement by third parties of Supplier’s IP Rights and participating with Supplier, at Supplier’s expense, in any legal action against such infringement that in Supplier’s sole judgment is required for protection or prosecution of Supplier’s rights.

(d)           Supplier shall be the owner of the Product Registration in the Territory.

6.2           Without derogating from Section 6.1 above:

(a)           Supplier may at any time affix Supplier’s trade name, service marks or trademarks (the “Trademarks”) to any of the Product(s) and use the Trademarks in relation to any services Supplier provides hereunder in connection with the Product(s); Distributor shall not make any changes to the Trademarks used on Products by Supplier.

(b)           Distributor shall not have or acquire any right, title or interest in or otherwise become entitled to use any of the Supplier’s Trademarks, either alone or in conjunction with other words or names, or use the goodwill thereof, without the express written consent of Supplier in each instance; and

(c)           Distributor shall not to apply for or oppose registration of any trademarks, including the Trademarks, used by Supplier.

6.3
Nothing contained in this Agreement shall be construed as conferring on either party any right or imposing any obligation to use in advertising, publicity or otherwise any trademark, name or symbol of the other party, or any contraction, abbreviation or simulation thereof, except as expressly provided for in this Agreement.

6.4	Distributor acknowledges that no license or right is granted hereby with respect to Supplier’s intellectual property.

7.           Confidentiality

7.1           Without the written consent of the other party, neither party shall disclose to any third party, or use for its own benefit or the benefit of others, either during or after the Term of this Agreement, any confidential or proprietary business or technical information of the other party that has been identified as confidential or proprietary by the disclosing party in accordance with Section 7.2 below.

7.2           To be considered proprietary information, the information must be (i) disclosed in writing or other tangible form and marked confidential or proprietary, or (ii) disclosed orally or visually, identified as confidential at the time of disclosure and reduced to writing and marked confidential or proprietary within thirty (30) days of the disclosure thereof.

7.3           Proprietary information shall not include information which (i) is already rightfully known or becomes rightfully known to the receiving party independent of proprietary information disclosed hereunder; (ii) is or becomes publicly known through no wrongful act of the receiving party; (iii) is rightfully received from a third party without similar restrictions and without breach of this Agreement; or (iv) in the opinion of counsel, is required to be disclosed to comply with any applicable law, regulation or order of a government authority or court of competent jurisdiction, in which event the receiving party shall, prior to such disclosure, advise the other party in writing of the need for such disclosure and use its reasonable best efforts to obtain confidential treatment of such information.

8.           Indemnification and Insurance

8.1           Supplier Indemnification. Supplier shall indemnify, hold harmless and defend Distributor, its successors and assigns for all losses, claims and defense costs claimed by any third party for any injury, death or property damage suffered by such third party to the extent resulting from a defect in the manufacture or design of the Product(s) supplied hereunder, unless such injury, death or property damage is the result of Distributor’s negligence, willful misconduct, breach of this Agreement or any modification made by Distributor to the Product(s) without the Supplier’s consent.

8.2           Distributor Indemnification. Distributor shall indemnify, hold harmless and defend Supplier, its successors and assigns for all losses, claims and defense costs claimed by any third party for any injury, death or property damage suffered by such third party to the extent resulting from Distributor’s negligence, willful misconduct or breach of this Agreement.

8.3           Insurance. To secure the indemnification provided in Sections 8.1 and 8.2 above, each of Supplier and Distributor agrees to maintain policies of insurance providing terms and conditions as follows:

(a)           General liability insurance in the amount of $1,000,000 per occurrence (which may be provided by a combination of primary and umbrella insurance); and

(b)           Product(s) liability insurance in the amount of $1,000,000 per occurrence (which may be provided by a combination of primary and umbrella insurance).

(c)           The insurance provided above shall include endorsements providing “contractual liability” coverage or equivalent terms; must be effective for claims or suits filed in the Territory.

Each of Supplier and Distributor shall provide a certificate of insurance covering the above requirements within thirty (30) days of execution of the Agreement, and upon each renewal of such insurance.

9.           Termination

9.1           The Supplier may terminate this Agreement with thirty (30) days written notice if the Distributor:

(a)           Is in default of its payment obligations hereunder, and such default continues for fifteen (15) days following receipt of written notice; or,

(b)           Is in default of any other material obligation hereunder and such default continues for thirty (30) days following receipt of written notice; or

(c)           Fails to meet the Minimum Sales or Order Value as defined in Exhibit C.

(d)           Distributes or attempts to distribute the Products outside of the Territory.

9.2           Either party may terminate this Agreement if the other party is declared bankrupt or is involved in any insolvency proceedings, attachment or other proceedings, which, in the reasonable opinion of either party prevents the other party from performing its obligations under this Agreement.

9.3           Either party may terminate this Agreement for any reason or without reason with 90 (ninety) days written notice (hereinafter “Termination Notice”) without further penalties or indemnification, provided however that Distributor may conclude any Pending Sale. For the purpose of this Section, Pending Sale shall be defined as any sale to a prospect end-user that the Distributor has provided with a written sales-quote prior to the end of the Termination Notice, to a total of no more than ten Pending Sales.

In case Supplier will terminate the contract under Section 9.3, Distributor can choose one of the following 2 options:

a.           To continue to sell the product from his inventory

b.
To sell back to Supplier all usable items in Distributor’s inventory, at a 50% discount from the price paid by Distributor to Supplier. Supplier hereby undertakes to buy from Distributor according to these terms.

9.4           Termination of this Agreement shall not affect any obligations of either party incurred hereunder prior to such termination, or any obligations that expressly survive termination of this Agreement.

9.5           Distributor is aware that in certain jurisdictions and/or countries, local authorities require that a sole named importer of the Product is authorized to distribute the Product in the Territory. Therefore, distributor agrees to execute all documents required by the relevant authorities for the purpose of execution of this Agreement and shall further provide the Supplier, upon its first request with all documents and signatures required for the purpose of disengaging distributor as the Supplier’s sole names distributor in the Territory as set forth in Exhibit F of this Agreement.

10.           General Provisions

10.1           Relationship of the Parties. Distributor shall act as an independent contractor, purchasing Product(s) from Supplier and reselling them in the Territory. Distributor shall not act, and shall not be deemed as, agent for Supplier, nor shall Distributor have any right or power hereunder to act for or to bind Supplier in any respect. This Agreement shall not be deemed to create any employer-employee relationship between Supplier and Distributor, nor any agency, franchise, joint venture or partnership relationship between the parties.

10.2           Amendment of Policies and Exhibits. Supplier may at any time, by written notice to Distributor, amend its policies relating to service, Warranty, delivery, terms of sale, and/or amend the Exhibits hereto; provided, that substantial adjustments to the Product(s) and the Territory shall be made after Supplier has furnished Distributor with a ninety (90) days written notice.

10.3           Assignment. This Agreement and the Distributor’s rights and obligations hereunder, shall not be assigned in whole or in part by the Distributor without the prior written consent of Supplier. Any attempted assignment or delegation without such consent shall be void and of no effect. The Parties agree that the Supplier shall have the right to assign all of its rights arid obligations under this Agreement to an entity not a party to this Distribution Agreement provided that such Entity undertakes the obligations of the Supplier.

10.4           Notices. Any and all notices permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, and shall be delivered, personally or sent by facsimile or registered mail, to the other party at its address set forth in this Agreement, or the latest known address of the party. The date of personal delivery, facsimile confirmation date as stated on the facsimile transfer report, or ten (10) days after being sent by registered mail, shall be the date of such notice.

10.5           Publicity. It is agreed the Supplier may identify Distributor as a distributor of Supplier’s Product(s) in advertisements and other promotional literature. It is further agreed that Distributor may identify to its customers that Supplier is a supplier of the Product(s) to Distributor. Neither party shall otherwise use the name of the other party in any advertising, publicity, promotional literature, brochures, sales aids or marketing tools without the prior written consent of such other party.

10.6           Agreement Governs. In the event of any conflict between the terms of this Agreement and the terms of any Supplier or Distributor purchase order, sales contract or acknowledgment used in connection with any individual sale or purchase, the terms of this Agreement shall overrule, unless otherwise expressly agreed to in writing by Distributor and Supplier at the time of such individual sale.

10.7           No Waiver. Failure to enforce any rights hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of those or any other rights, nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

10.8           Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

10.9           Settlement of Disputes. All disputes arising in connection with this Agreement shall be settled by mediation. The mediation shall be held in Tel Aviv, Israel. This provision shall expressly survive termination of this Agreement.

10.10           Complete Agreement. This Agreement, including the Exhibits hereto, constitutes the full and complete agreement of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as otherwise provided in Section 10.2 above or elsewhere herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by Distributor and Supplier.

10.11           Severance. If any provision or provisions of this Agreement is held invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision(s) shall be severed, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties shall use all commercially reasonable efforts to agree upon a valid and enforceable provision for the severed provision(s), taking into account the intent of this Agreement.

10.12           Force Majeure. Failure of either party to perform its obligations under this Agreement (except the obligation to make payments) shall not subject such party to any liability or constitute a breach of this Agreement if such failure is caused by any event or circumstances beyond the reasonable control of such non-performing party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation (unless caused by the party so affected), a national health emergency or compliance with any order or regulation of any government entity. A party whose performance is affected by a force majeure event shall take prompt action to remedy the effects of such force majeure event.

10.13           Further Assurances. Each party shall execute and deliver such further instruments and do such further reasonable acts and things as reasonably may be required to carry out the intent and purpose of this Agreement.

10.14           Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be original as against the party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

10.15           Survival: Sections 1, 3, 5, 6, 7, 8, 9, and 10.15 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative:

Inspire MD Ltd.	Distributor
Signature: /s/ Joshua Reichert, PhD Name: Joshua Reichert, PhD Title: VP, Sales and Marketing	Signature: /s/ Boleslaw Kukolewski Name: Boleslaw Kukolewski Title: Director General

EXHIBIT A – PRODUCT(S)

MGuard

EXHIBIT B – TERRITORY

Poland

EXHIBIT C STENT PRICES AND SALES MINIMUMS

Prices: 600 Euro FOB Germany

	2008	2009	2010
Stent Quantity	3,000	4,500	6,000
Total order value (in thousands Euro)	1,800	2,700	3,600

Comments:

1.	Sales minimum are defined in order values.

2.	Sales minimums are listed on a yearly basis which Distributor must meet under this Distribution Agreement.

3.	In addition to the yearly basis, Distributor must meet on a quarterly basis the cumulative proportional part of the quota.

4.	In case the actual value of orders in 2008 exceeded the minimum order for 2008 as defined in this exhibit, the minimum sales for 2009 will be the greater of:

i)           The sales minimum as defined in this exhibit for 2009,
ii)           The actual sales in 2008 + 30%.

5.	In case the actual value of orders in 2009 exceeded the minimum order for 2009 as defined in this exhibit, the minimum sales for 2010 will be the greater of:

i)           The sales minimum as defined in this exhibit for 2010,
ii)           The actual sales in 2009 + 20%.

EXHIBIT D — PAYMENT SCHEDULE

Payment by Distributor: 30 days from delivery date

EXHIBIT E -PURCHASE ORDER

Purchase
Order

Your Address 1	MYPO100
Your Address 2	Phone xxx-xxx-xxxx
City, State, Zip Country

Inspire MD
Order Date: 30.06.2007
3 Menorat Hamaor St.,	Payment Terms: Irrevocable L/C 60 Days
Tel Aviv	FOB Point Shipping Point
Israel	Freight Terms: Freight Collect
Phone 972-3-6917691	Acct Code:
FAX: 972-3-6917692	Sales Tax:
Attn: Shahar Biderman

Ship To:	Invoice To:
Distributor	Distributor
Address 1	Address 1
Address 2	Address 2
City, State, Zip	City, State, Zip
Phone xxx-xxx-xxxx	Phone xxx-xxx-xxxx
Attn: name	Attn: name

Diameter	Length	Quantity	Description	Cat. No.	Ship Date	Ship Via
3.50	1.50	5,000	5000 Stents 1.5 cm length & 3.5 mm diameter	L1.5/D3.5	30.12.2007	Sea
3.00	2.10	250	250 Stents 2.1 cm length & 3mm diameter	L2.1/D3	31.11.2007	Air
3.50	1.50	250	250 Stents 1.5 cm length & 3.5 mm diameter	L1.5/D3.5		Air

Purchase Order Comments
THIS ORDER IS SUBJECT TO THE TERMS AND CONDITIONS ATTACHED.

Signature _____________________
Name:_____________________
Title:_____________________

EXHIBIT F
DISTRIBUTOR WAIVER

To: Inspire MD Ltd.
Menorat Hamaor 3
Tel Aviv, Israel

Distributor Waiver

Attn: Dr. Joshua Reichert

Hand-Prod Sp. hereby undertakes to sign, execute and deliver to you all required documents requested by the local regulatory authorities or other authorities as may be relevant, in order to allow Inspire MD to name another local importer for the purpose of distributing its products in Poland. Hand-Prod Sp. understands and acknowledges that InspireMD would suffer irreparable damages and great financial loss if it is unable to appoint a distributor of its choice in the Territory and therefore Hand-Prod Sp. undertakes to perform the above in a timely and efficient manner. Further Hand-Prod Sp. waives any rights with respect to it being the named importer in the Territory, or the registration rights to the Product(s) as provided for in the Distribution Agreement executed between Hand-Prod Sp. and the Supplier.

This letter does not release InspireMD of any obligations it has towards Hand-Prod Sp., including any financial claims Hand-Prod Sp. may have for services it preformed under the Distribution Agreement.

/s/ Boleslaw Kukolewski
Signature

Boleslaw Kukolewski
Name

Director General
Title

__________________________________
Date

ADDENDUM TO THE DISTRIBUTION AGREEMENT
(the “Addendum”)

This Addendum is made and entered into on 3rd October 2008 (the “Effective Date”), by and between Inspire MD Ltd. Ltd., a company organized under the laws of the State of Israel, located at Menorat Hamaor 3, Tel Aviv Israel (“Inspire” or “Company”) and Hand-Prod LLC having a principal place of business at Leszczynskiego 40A (“Hand-Prod” or Distributor”), each referred to as the “Party”, collectively as the “Parties”.

WHEREAS,
the Parties have entered into a Distribution Agreement dated 10th December 2007 for the purpose of the distribution of the Inspire Product as listed in the Distribution Agreement and in Annex I to this Addendum (the “Inspire Distributed Product”) under the terms and conditions as therein defined; and

WHEREAS,
The Parties wish to amend the Distribution Agreement as to have the Distributor meet the quality assurance and traceability of the Inspire Product pursuant to the terms and conditions of this Addendum which shall become an integral part of the Distribution Agreement;

NOW, therefore, it is hereby agreed:

1.	Products. The Inspire Products that are the subject matter of this Addendum are listed in Annex I which is an integral part of this Addendum.

2.
Quality. The Distributor or any sub-distributor rendered by Distributor, shall be responsible for the implementation and maintenance of a Quality System that fulfills the requirements of Polish Law, including, inter alia recalls, notification to local authorities and document maintenance.

3.
Post-Marketing Surveillance Program. Distributor shall maintain a Post-Marketing Surveillance Program (the “PMSP”). Inspire and the Distributor shall cooperate with each other in order to facilitate the efficient use of the PMSP. Said PMSP shall include, among others, immediate notification to both Inspire and Distributor in the event that a serious defect is discovered in a product which has already been released.

4.
Documentation. Distributor shall maintain all written and electronic records required by any laws or regulations relating to the distribution of the Inspire Products. Further, Distributor shall submit all documentation requested by the authorities or notified bodies for inspection or for any other purpose, as instructed by Inspire from time to time,

5.	Traceability of products. In order to ensure compliance with laws and regulations relating to the traceability of the products, Distributor undertakes to take all appropriate measures to ensure:

•	backward traceability to Inspire (and where applicable, to the Authorized Representative (name and address of the Authorized Representative printed on Product packaging); and
•	reasonable product traceability to users to minimize the risks in case of recall; and
•	language requirements according to national legislation; and
•
compliance with any other responsibilities, liabilities, and obligations as set forth in Council Directive 93/42/EEC for manufacturers and any other laws, statutes, directives and regulations promulgated by any governmental body that may apply to the manufacturing and distribution of products.

6.           General Requirements:

6.1
Distributor is aware of the rules and regulations relating to modifications to the manufacturing process or to the product which are relevant for safety and for the CE documentation are those which could possible affect the essential requirements as defined in Distribution Agreement especially in respect to the established risk management in accordance with DIN EN ISO 14931:2007 and undertakes to comply with said regulations.

6.2	Inspire shall inform Distributor of the results of quality audits relevant the registration of the products, should such result require an amendment to the certificate.

7.
Customer Complaints and Recalls. If a serious defect is discovered in a product which has already been distributed, Distributor shall immediately notify Inspire in writing, specifically where notifiable incidents or near-incidents according to §§ 28-31 MPG which are to be reported immediately in written form to the safety commissioner for medical products of Inspire.

8.
This Addendum shall survive the termination of the Distribution Agreement for any reason, until all obligations to be fulfilled by Distributor have been met, including all long term obligations such as the archiving of documentation.

Inspire MD Ltd.	Distributor
By: /s/ Ofir Paz	By: Miroslaw Cessak
Title: CEO	Title: Commercial Proxy

Annex I: Inspire Products

1.           Products/articles:

Name of the Item	Type	Article Number	Range
Stent Implantation System	MGuard Coronary Stent System	MGC — ddll Explanation: dd = Diameter in mm/10 ll : length of stent	dd: 2.0 mm to 4.0 mm ll: 12 mm to 39 mm

Summary of discussion Hand-Prod — InspireMD June 20th 2010

Date	Paid Stents	Free Stents	Price per stent (Euro)	Total Order price (Euro)	Comments
June 2010	750	188	450	337,500
1)The stents belong to Hand-Prod and will be placed in a    special warehouse that belong to Hand-Prod.
2) Stents will be shipped to hand-Prod when order to send stents is received
3) Must be ordered within 6 months from the date the stents will be placed in the warehouse.
4) Hand Prod will pre pay for this order by InspireMD

July 2010	500	90	450	225,000
1) The stents belong to Hand-Prod and will be placed in a special warehouse that belong to Hand-Prod.
2) Stents will be shipped to hand-Prod when order to send stents is received
3) Payment for this order will be made after received the invoice for the June 2010
4) Must be ordered within 6 months.
5) Stents will shipped to Hand-Prod when order to send stents is received by InspireMD

2011	1500	300	400	600,000
2012	2500	500	400	1,000,000

Comments:

1.           57 stent from previous orders will or already shipped to Hand-Prod

2.           When CoCr is available and registered for sale, InspireMD will supply the CoCr stents at the same cost

3.           PCR: 6,000 Euro will be paid by Inspire after invoices will be received

4.           InspireMD will include Prof. Robert Gill in a multi-center, European study that it will conduct.

a.	The purpose of the trial is for the benefit of both Hand-Prod and Inspire and the whole medical community.

5.	Options: for their help in promoting the business in Poland — Hand Prod will receive options that represent 60,000 USD in InspireMD prior to making the company public in the US stock market.

a.	This is subject to InspireMD approval by the Board of Directors.